EXHIBIT 99.1

AMS HEALTH SCIENCES REPORTS 2007 SECOND QUARTER RESULTS

-- Targets $3.0 Million Quarterly Sales Level to Achieve Operational Profitability --

OKLAHOMA CITY, OK – August 14, 2007 – AMS Health Sciences, Inc. (AMEX: AMM) today reported results for its second quarter ended June 30, 2007, reflecting a transition period focused on corporate restructuring initiatives to support a return to profitability.
Net loss for the quarter was $320,674, or $0.04 per share, compared with a net loss of $70,000, or $0.01 per share, a year earlier – based upon a 13.5 percent increase in the number of basic shares outstanding for the 2007 second quarter.  Net sales for the quarter were $1, 979,288 compared with $2,480,875 a year ago.
For the six-month period, the company reported a net loss of $731,013, or $0.08 per share, compared with a net loss of $312,554, or $0.04 per share, last year – based on a 12.9 percent increase in the number of basic shares outstanding.  Net sales for the six months were $4,414,630 compared with $4,906,349 for the same period in 2006.
“The company has made significant progress in its strategic initiatives to support sustainable growth and profitability. Our team is extremely focused on executing aggressive sales and marketing campaigns to increase recruiting – supported, in part, by tremendous consumer interest in the company’s new Saba Life product line and innovative pouch packaging,” said Jerry Grizzle, Ph.D., president and chief executive officer.
Based on current recruiting and sales trends, Grizzle expressed optimism that the company would be able to achieve a monthly sales level of at least $1.0 million -- a level that management believes will support a return to operational profitability.  Grizzle added that, based on recruitment levels for July, the company expects to achieve average recruitment increases of between 10 to 25 percent per month through the balance of 2007.
He noted that opening orders from new associates for the quarter averaged $261.62 compared with $90.73 for the same period a year earlier.  Grizzle attributed this increase, in part, to consumer interest in the company’s Saba product line, particularly its new advanced natural weight loss formula incorporating the Borojo fruit from the Amazon.
About AMS Health Sciences
AMS Health Sciences, Inc. develops and distributes nutritional, weight loss, and personal care products -- including antioxidants, pomegranate-based supplements, a proprietary blend of adaptogenic herbs developed by the late Dr. Israel Brekhman, minerals, vitamins and other nutritional supplements.  Its products are sold through a network marketing system utilizing independent distributors in the United States, Puerto Rico, and Canada.  Founded in 1988, the company is based in Oklahoma City, Oklahoma. Additional information is available at www.amsonline.com.

 This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the Company’s current expectations and beliefs, including, among other things: (i) expectations regarding the positive impact of certain strategic initiatives to contain costs and increase sales; and (ii) our plans regarding the rollout of our new Saba product line.  The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein.  These risks and uncertainties include, but are not limited to: (a) material decreases in active distributors, or the Company’s failure to execute its strategic initiatives; (b) regulatory risks associated with the Company’s nutritional supplements, which could adversely affect the Company if regulatory scrutiny dampens enthusiasm or the ability of the Company or its distributors to effectively market its products; (c) any failure of current or planned initiatives or products, including, among others, the introduction of the Saba line of nutritional supplements, to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (d) any inability of the Company to obtain necessary product registrations for its nutritional and personal care products in a timely manner; (e) adverse publicity related to the Company’s business, products or industry; and (f) continued competitive pressures in the Company’s markets.  The Company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB.  The forward-looking statements set forth the Company’s beliefs as of the date of this release, and the Company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

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AMS HEALTH SCIENCES, INC.
CENDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net sales	$1,979,288	$2,480,875	$4,414,630	$4,906,349
Cost of sales:
Cost of product	509,646	754,902	1,261,406	1,492,241
Associate commissions	590,627	732,583	1,395,572	1,560,398
Total cost of sales	1,100,273	1,487,485	2,656,978	3,052,639
Gross profit	879,015	993,390	1,757,652	1,853,710

Marketing and administrative expenses:
Marketing	99,531	101,851	382,527	242,995
Administrative	916,440	765,564	1,813,905	1,455,084
Total marketing and administrative expenses	1,015,971	867,415	2,196,432	1,698,079
Income (loss) from operations	(136,956)	125,975	(438,780)	155,631
Other income (expense):
Interest and dividends, net	(175,814)	5,246	(318,988)	9,088
Other , net	12,187	(15,704)	39,192	43,959
Total other income (expense)	(163,627)	(10,458)	(279,796)	53,047
Income (loss) from continuing operations before taxes	(300,583)	115,517	(718,576)	208,678
Income tax expense (benefit)	-	-	-	-
Income (loss) from continuing operations	(300,583)	115,517	(718,576)	208,678
Discontinued operations (Note 13)
Income (loss) from discontinued operations, net of tax	(20,091)	(185,517)	(12,437)	(521,232)
Net loss	$(320,674)	$(70,000)	$(731,013)	$(312,554)

Net loss per share:
Basic:
Income (loss) from continuing operations	$(0.04)	$0.01	$(0.08)	$0.03
Income (loss) from discontinued operations net of tax	-	(0.02)	-	(0.07)
Net loss per share	$(0.04)	$(0.01)	$(0.08)	$(0.04)

Diluted:
Income (loss) from continuing operations	$(0.04)	$0.01	$(0.08)	$0.03
Income (loss) from discontinued operations net of tax	-	(0.02)	-	(0.07)
Net loss per share	$(0.04)	$(0.01)	$(0.08)	$(0.04)

Shares used in computing net loss per share:
Basic	8,562,113	7,545,708	8,515,824	7,545,708
Diluted	8,562,113	7,547,324	8,515,824	7,555,868

AMS HEALTH SCIENCES, INC.
CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
ASSETS	2007	2006
	(Unaudited)
CURRENT ASSETS:
Cash	$285,977	$269,726
Marketable securities, available for sale, at fair value	-	793,183
Receivables	14,577	44,576
Inventory, net	655,470	700,664
Other assets	76,083	77,319
Current assets of discontinued operations	2,139	110,521
Total current assets	1,034,246	1,995,989
RESTRICTED SECURITIES	80,565	78,723
RECEIVABLES	26,134	28,374
PROPERTY AND EQUIPMENT, net	2,556,231	2,794,393
COVENANTS NOT TO COMPETE and other intangibles, net	285,645	324,553
OTHER ASSETS	370,985	457,344
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS	1,176,841	1,253,480
TOTAL	$5,530,647	$6,932,856
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$80,652	$559,920
Accrued commissions and bonuses	261,426	268,717
Accrued other expenses	272,983	400,204
Accrued sales tax liability	224,418	200,481
Deferred compensation	97,889	96,378
Notes payable	757,542	257,542
Capital lease obligations	95,404	104,591
Current liabilities of discontinued operations	313,116	360,582
Total current liabilities	2,103,430	2,248,415
LONG-TERM LIABILITIES:
Notes payable	355,012	625,220
Capital lease obligations	45,514	95,527
Deferred compensation	236,566	281,101
Lease abandonment liability	4,059	55,123
Liabilities of discontinued operations	1,416,519	1,570,359
Total liabilities	4,161,100	4,875,745
COMMITMENT AND CONTINGENCIES (Note 8)
STOCKHOLDERS' EQUITY
Common stock - $.0001 par value; authorized 495,000,000 shares; issued 9,107,419 and 9,107,419 shares; outstanding 8,515,824 and 8,515,824 shares, respectively	905	905
Paid-in capital	23,653,311	23,609,734
Notes receivable for exercise of options	(31,000)	(31,000)
Accumulated deficit	(19,620,890)	(18,889,749)
Total capital and accumulated deficit	4,002,326	4,689,890
Less cost of treasury stock (591,595 shares)	(2,632,779)	(2,632,779)
Total stockholders' equity	1,369,547	2,057,111
TOTAL	$5,530,647	$6,932,856